UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

GOODMAN GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32850	20-1932219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 500, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 861-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

Under our senior secured term credit agreement, we are required to satisfy and maintain specified financial ratios and other financial condition tests, including a minimum interest coverage ratio and a maximum total leverage ratio. In addition, under our asset-based revolving credit agreement, we are required to satisfy and maintain, in certain circumstances, a minimum fixed charge coverage ratio. These ratios are calculated using Covenant EBITDA (as referred to below).

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is a non-GAAP financial measure used to determine our compliance with certain covenants contained in our senior secured credit agreements. Covenant EBITDA represents EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under our senior secured credit agreements. We believe that the presentation of Covenant EBITDA is appropriate to provide additional information to investors regarding our compliance with the financial covenants under such agreements.

Covenant EBITDA does not represent net income or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Covenant EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Covenant EBITDA does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of our ongoing operations. In particular, the definition of Covenant EBITDA in our senior secured credit agreements allows us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating GAAP net income. Our senior secured credit agreements require that Covenant EBITDA be calculated for the most recent four fiscal quarters. As a result, Covenant EBITDA can be disproportionately affected by a particularly strong or weak quarter and may not be comparable to Covenant EBITDA for any subsequent four-quarter period or any complete fiscal year.

The following is a reconciliation of net income, which is a GAAP measure of our operating results, to Covenant EBITDA (as defined in our senior secured credit agreements) for the year ended December 31, 2008.

Year Ended December 31, 2008
(in millions)
Net income	$(39.7)
Add:
Provision for income taxes	(12.2)
Interest expense, net	191.8
Depreciation and amortization expense	48.7

EBITDA	188.6
Add:
Inventory valuation step-up	48.0
Transaction-related charges and expenses	42.9
Canadian foreign exchange translation	1.6
Non-cash stock option expense	5.0
Other non-cash expenses	4.0

Covenant EBITDA	$290.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN GLOBAL, INC.

By:	/s/ Ben D. Campbell
Ben D. Campbell
Executive Vice President, Secretary and General Counsel

Date: March 31, 2009